UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 20, 2018

FREEDOM HOLDING CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33034	30-0233726
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

77/7 Al Farabi Ave., “Essentai Tower” BC, Floor 3, Almaty, Kazakhstan
(Address of principal executive offices)

050040
(Zip code)

(801) 355-2227
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicated by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.02.
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangments of Certain Officers

On September 20, 2018, Freedom Holding Corp. (the “Company”) held its 2018 annual meeting of stockholders (the “2018 Annual Meeting”). At the 2018 Annual Meeting, the Company’s stockholders approved the adoption of the Freedom Holding Corp. 2019 Equity Incentive Plan (the “2019 Plan”) reserving a total of 3,740,000 shares of the Company’s common stock for issuance to provide meaningful long-term incentive awards to Company employees, consultants and directors. The 3,740,000 shares reserved under the 2019 Plan include (i) 3,000,000 newly reserved shares, plus (ii) 740,000 shares previously reserved under the Company’s 2018 Equity Incentive Plan that remained available for issuance as of the date of the 2018 Annual Meeting, that will no longer be issuable under the 2018 Plan. The 2019 Plan previously had been approved, subject to stockholder approval, by the Company’s board of directors.

A summary of the 2019 Plan is set forth in the Company’s Definitive Proxy Statement on Shedule 14A for the 2018 Annual Meeting filed with the Securities and Exchange Commission on July 26, 2018 (the “Proxy Statement”) under the capion “Proposal Two – Approval of the Freedom Holding Corp. 2019 Equity Incentive Plan”, which summary is incorporated herein by this reference. That detailed summary and the foregoing description of the 2019 Plan are qualified in their entirety by reference to the full text of the 2019 Plan which is filed as Exhibit 10.01 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07.
Submission of Matters to a Vote of Security Holders

As referenced above, on September 20, 2018, the Company held its 2018 Annual Meeting. As of July 23, 2018, the record date for the 2018 Annual Meeting, 58,033,212 shares of the Company’s common stock were issued and outstanding. A summary of the matters voted upon by the stockholders is set forth below.

1.
The Company’s stockholder elected each of Timur Turlov and Jasson Kerr as Class III directors of the Company to a term of one year, each of Arkady Rakhilkin and Askar Tashtitov as Class II directors to a term of two years, and Leonard Stillman as a Class I director to a term of three years. The voting results were as follows:

	For	Against	Abstain	Broker Non-Votes
Timur Turlov	44,877,130	49,605	0	807,424
Jason Kerr	44,817,087	48,738	60,910	807,424
Arkady Rakhilkin	44,812,170	53,655	60,910	807,424
Askar Tashtitov	44,811,722	54,103	60,910	807,424
Leonard Stillman	44,816,679	49,146	60,910	807,424

2.
The Company’s stockholders approved the 2019 Plan. The voting result were as follows:

For	Against	Abstain	Broker Non-Votes
44,877,137	49,584	14	807,424

3.
The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
44,876,186	49,218	1,331	807,424

4.
The Company’s stockholders voted for an advisory vote on named executive officer compensation to be held every three years. The voting results were as follows:

1 Year	2 Years	3 Years	Abstain
148,836	62,577	44,712,476	2,846

5.
The Company’s stockholders ratified the appointment of WSRP, LLC as the Company’s independent registered public accounting form for the fiscal year ending March 31, 2019. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
45,709,037	25,122	0	0

Item 9.01
Financial Statements and Exhibits

Exhibit No.	Exhibit Name
10.01	Freedom Holding Corp 2019 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEDOM HOLDING CORP.

Date: September 21, 2018	By:	/s/ Evgeniy Ler
Evgeniy Ler
Chief Financial Officer